Exhibit 99.1

Full House Resorts Provides Company Update

LAS VEGAS – April 17, 2020 – Full House Resorts (NASDAQ: FLL) today provided the following update regarding its ongoing operations.

In mid-March, all of our casinos and related operations, as well as much of the country, temporarily shut down operations to slow the spread of COVID-19. These closures have been painful for everyone at our Company. In response to those closures, we acted quickly to preserve liquidity. Those actions included:

•	the shutdown of our Phase One growth project at Bronco Billy’s Casino and Hotel in Cripple Creek, Colorado, which was in the early stages of construction of the parking garage;

•	the reduction in the number of active employees from approximately 1,600 to approximately 30 today, in addition to a small number of surveillance and security personnel; and

•	the deferral of one-third of management salaries until at least four of our casinos, including Silver Slipper Casino and Hotel, have reopened.

At December 31, 2019, we had approximately $29.9 million of cash and equivalents. As of April 17, 2020, this amount was approximately $21.4 million, reflecting the payment of wages (such as accrued vacation pay) and employee benefits for short periods beyond closure. Such extended payments have now largely ended. Looking forward, we estimate our “burn rate” of minimal expenses with operations closed is in the neighborhood of $3 million per month, including debt service. Based on this, we believe the Company has sufficient liquidity to endure this temporary shutdown for several months.

We believe that we have excellent relationships with our lenders. They recently agreed to waive the relevant March 31 covenants in our loan agreements in recognition of the circumstances. We expect to have that agreement executed imminently. We have also been discussing amended covenant levels for quarters beyond the first quarter.

We also expect to significantly diversify our income with the introduction of mobile sports betting in Indiana and Colorado, which should be a significant income source apart from our brick-and-mortar casinos.

In Colorado, the Colorado Limited Gaming Control Commission approved the Company for its three permitted “Sports Betting Master Licenses” in March 2020. Additionally, in April 2020, our three contracted parties for mobile sports wagering were approved for their “Temporary Internet Sports Betting Operator Licenses.” The earliest date that sports wagering can go live in Colorado is May 1, 2020 and the regulators have indicated numerous times that they are working hard to allow such start as soon as possible.

In Indiana, one of our three contracted parties for mobile sports wagering launched operations late in the fourth quarter of 2019. The remaining two companies await licensure but, as noted above, recently received approvals in Colorado.

Contractually, these six sports betting agreements in Colorado and Indiana should result in a combined minimum of $7 million per year in revenues for us after their launch of operations, with minimal expected related costs.

At our physical casinos, we continue to prepare our reopening plans, including ways to ensure the safety and health of both our guests and employees. We look forward to being able to reopen our properties and welcome back our guests and employees.

Additionally, the Company filed a Form 8-K with the SEC today indicating that Ellis Landau, age 76, has decided to retire and not run for reelection to our board of directors. We thank Mr. Landau for his service and will miss his wise counsel.

Forward-looking Statements

This press release contains statements by Full House Resorts that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Some forward-looking statements in this press release include those regarding our operating trends and expected results of operations; our future growth prospects and opportunities; the impact of COVID-19 on our business operations and financial condition, and the adequacy of our liquidity to endure the shutdown of our casinos and related businesses; our anticipated receipt and timing of a waiver from our lenders of the covenants in our loan agreements; the commencement date and financial impact of legalized sports wagering in Indiana and Colorado, including anticipated revenues and related expenses; the effects of the coronavirus; and our ability to remain in compliance or amend our debt covenants. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of Full House. Such risks include, without limitation, our ability to qualify for and successfully access federal and state relief in connection with COVID-19; our ability to successfully implement our sports betting operations in the anticipated time frame and to accurately forecast its impact on our cash flows; risks related to entering into sports betting operations (including our ability to establish and maintain relationships with key partners or vendors, the ability and/or willingness of our partners to sustain sports betting operations should they experience an extended period of unprofitability, and the ability to replace existing partners or vendors on similar terms as our existing revenue guarantees); delays in timing for Colorado regulators to begin allowing sports betting; the ability of the sports betting companies to obtain appropriate gaming licenses and obtain and maintain the necessary approvals (including in Colorado, Indiana, Nevada and Mississippi); changes in our business strategies; the ability to amend our debt covenants on reasonable terms, if at all; disruptions in our operations (including construction projects) and loss of revenue due to the coronavirus outbreak; general macroeconomic conditions; actions by government officials at the federal, state or local level with respect to steps to be taken, including, without limitation, temporary or extended shutdowns, social distancing and shelter-in place orders, in connection with the coronavirus outbreak; our ability to effectively manage and control expenses during temporary or extended shutdown periods; the impact of temporary or extended shutdowns on our ability to maintain compliance with the terms and conditions of our debt instruments and other material contracts; our ability to maintain strong relationships with regulators, employees, lenders, suppliers, customers, insurance carriers, and other stakeholders; and the impact of any uninsured losses. Additional information concerning potential factors that could affect Full House’s financial condition and results of operations is included in the reports Full House files with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year and the Company’s other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements.

About Full House Resorts, Inc.

Full House Resorts owns, develops and operates gaming facilities throughout the country. The Company’s properties include Silver Slipper Casino and Hotel in Hancock County, Mississippi; Bronco Billy's Casino and Hotel in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; and Stockman’s Casino in Fallon, Nevada. The Company also operates the Grand Lodge Casino at the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada under a lease agreement with the Hyatt organization.  Further information about Full House Resorts can be viewed on its website at www.fullhouseresorts.com and on its Facebook page at www.facebook.com/FHResorts.

Contact:

Lewis Fanger, Chief Financial Officer

Full House Resorts, Inc.

(702) 221-7800

www.fullhouseresorts.com